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                                                                    Exhibit 23.3

The Board of Directors
Etinuum, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Etinuum, Inc. of our report dated June 28, 1999, except for the second and third paragraphs of Note 10 referencing the proposed acquisition by Etinuum, Inc., which is as of July 16, 1999, relating to the financial statements of Acorn Information Services, Inc., which appears in the Form S-1 of Etinuum, Inc. (No. 333-94755), dated March 23, 2000.

PriceWaterhouseCoopers LLP



Stamford, Connecticut
March 27, 2000